                                                                       EXHIBIT 2


                               PLEDGE AGREEMENT
                               ----------------
                                 (Price Trust)



          THIS PLEDGE AGREEMENT (this "Agreement") is entered into as of July 30, 1996, by and between DAVID G. PRICE, TRUSTEE OF THE PRICE REVOCABLE TRUST AMENDMENT IN ENTIRETY, EXECUTED ON FEBRUARY 9, 1987, AS AMENDED ("Pledgor") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Bank"), with reference to the following:

                                   RECITALS
                                   --------

          A. Pledgor and Bank are parties to a certain Credit Agreement dated as of July 30, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). In addition, Pledgor may from time to time guarantee interest rate protection agreements between David G. Price, as an individual, and Bank.

          B. Pursuant to a Continuing Guaranty dated as of eve date herewith (the "Mountaingate Guaranty"), Pledgor is guarantying the obligations of Mountaingate Land L.P. under a promissory note dated as of even date herewith in the principal amount of $20,000,000 in favor of Bank given by Mountaingate Land, L.P. (the "Mountaingate Note").

          C. Pledgor owns or has the right to own certain shares of common stock of National Golf Properties, Inc., a Maryland corporation and self-administered real estate investment trust (the "REIT").

          D. Pledgor owns certain partnership units in National Golf Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), formed pursuant to the terms and conditions of that certain Agreement of Limited Partnership dated as of August 18, 1993, as amended (the "Partnership Agreement").

          E. NationsBank of Texas, N.A. ("NationsBank") is extending credit to Golf Enterprises, Inc. secured by the units in the Partnership. To facilitate any disposition of such shares and units by NationsBank with any disposition of the Pledged Collateral (as defined below) hereunder by Bank, NationsBank and Bank are concurrently herewith entering into an intercreditor agreement (as amended from time to time, the "Intercreditor Agreement").

          F. To induce Bank to enter into the Credit Agreement take the Mountaingate Note and enter into interest rate

                         PRICE TRUST PLEDGE AGREEMENT

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

protection agreements from time to time, Pledgor has agreed to execute and deliver this Agreement and to pledge hereunder the collateral described herein.


                                   Agreement
                                   ---------

       NOW, THEREFORE, in consideration of the above recitals, to induce Bank to enter into and extend credit under the Credit Agreement, the Mountaingate Note and interest rate protection agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

       1.  Pledge of REIT Shares.  To secure the payment and performance of
           ---------------------
Pledgor's obligations under the Credit Agreement, the Mountaingate Guaranty, any guaranty of interest rate protection agreements between David G. Price and Bank and Pledgor's independent obligations hereunder (collectively the "Obligations"), Pledgor hereby pledges and grants to Bank a security interest in all of Pledgor's right, title and interest in and to the following (the "Pledged Stock Collateral"):

           (a) All shares of stock in the REIT listed in Schedule I hereto, together with all other stock of the REIT which is now owned or hereafter acquired by Pledgor and pledged to Bank, together with all new, substituted and additional shares issued at any time with respect to those shares and the certificates representing those shares (collectively, the "Pledged Shares");

           (b) All now existing or hereafter arising rights of the holder of Pledged Shares with respect thereto, including, without limitation, all voting rights and all rights to payment of any kind, including cash and non-cash dividends and redemptions, instruments and other property, from time to time received, receivable or otherwise distributed on account of, or in exchange for, the Pledged Shares; and

           (c) All proceeds of the foregoing Pledged Stock Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral (as defined below) is sold, collected, exchanged or otherwise disposed of whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto and also includes all interest, dividends and other property receivable or received on account of the Pledged Collateral (as defined below) or proceeds thereof.

                         PRICE TRUST PLEDGE AGREEMENT

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

          2.  Pledge of Partnership Units.  To secure the Obligations, Pledgor
              ---------------------------
hereby pledges and grants to Bank a security interest in all of Pledgor's right, title and interest in and to the following (the "Pledge Partnership Collateral"):

                (a)  All limited partnership units in the Partnership listed in
Schedule I hereto, together with all new, substituted and additional units issued at any time with respect to those limited partnership units and the certificates representing those limited partnership units (collectively, the "Pledged Partnership Units");

                (b) All now existing or hereafter arising right of the holder of Pledged Partnership Units and any rights that may become otherwise exercisable by Bank with respect thereto, including, without limitation, all Put and Exercise (as defined in the Partnership Agreement) rights, voting rights, put rights, exchange rights, any other rights (other than registration rights) and all rights to payment of any kind, including cash and non-cash distributions and redemptions, instruments and other property, from time to time received, receivable or otherwise distributed on account of, or in exchange for, the Pledged Partnership Units (collectively, the "Rights" and individually, "Right"); and

                (c)  All proceeds of the foregoing Pledged Partnership
Collateral.

                The Pledged Stock Collateral and the Pledged Partnership Collateral are hereinafter referred to as the "Pledged Collateral."

          3.  Delivery of Pledged Collateral. Except as permitted by the Credit
              ------------------------------
Agreement or Bank in writing, any certificates or instruments representing or evidencing any part of the Pledged Collateral shall be delivered to and held by or on behalf of Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by a duly executed form attached hereto as
Schedule II. Subject to the Intercreditor Agreement if in effect, Bank shall have the right at any time in its discretion, to transfer to or to register in its name all or any portion of the Pledged Collateral, subject to the other provisions of this Agreement, including without limitation those contained in Paragraph 6, and subject to the terms of the Partnership Agreement.

          4.  Representations and Warranties.  Pledgor represents and warrants
              ------------------------------
to Bank as follows.

              (a) Pledgor has the full power, authority and legal right, and has taken all necessary action to authorize the

                         PRICE TRUST PLEDGE AGREEMENT

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

execution and delivery by Pledgor of this Agreement, to pledge the Pledged Collateral and perform Pledgor's obligations under this Agreement;

           (b) The execution, delivery and performance of this Agreement and the pledging of the Pledged Collateral hereunder by Pledgor will not violate any law or regulation or any contractual obligation applicable to or binding upon Pledgor that could materially adversely affect Pledgor's ability to carry out Pledgor's obligations hereunder or prevent or require rescission of the transactions contemplated hereunder, and will not result in, or require, the creation or imposition of any lien on any part of the Pledged Collateral pursuant to any law, regulation, or contractual obligation, other than pursuant hereto;

           (c) This Agreement constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Pledged Collateral pursuant to this Agreement creates and grants to Bank a valid, enforceable security interest in, and lien upon, the Pledged Collateral, securing the payment of the Obligations which, when perfected as required by applicable law, will constitute a fully perfected first priority lien on Pledgor's right, title and interest in and to the Pledged Collateral, enforceable as such against present and future creditors of and purchasers from Pledgor;

           (d) Pledgor is or, with respect to Pledged Collateral not described on Schedule I hereto, will be on the date Pledgor acquire rights in such Pledged Collateral, the sole owner of the Pledged Collateral;

           (e) Pledgor or Bank is the record owner and Pledgor is the beneficial owner of, and have good and marketable title, free and clear of all liens (except those in favor of Bank created hereby and such liens, if any, as are specifically permitted pursuant to the Credit Agreement), charges and encumbrances of whatsoever nature, to, the Pledged Shares;

           (f) In the aggregate, the Pledged Shares described in Paragraph 1(a) constitute approximately the percentage of the issued and outstanding shares of common stock of the REIT described on Schedule I hereto and there are no outstanding options or warrants or other agreements with respect thereto except for the Intercreditor Agreement if in effect;

           (g) In the aggregate, the Pledged Partnership Units described in Paragraph 2(a) constitute approximately the percentage of the issued and outstanding Partnership Units of the Partnership described on Schedule I hereto and there are no

                         PRICE TRUST PLEDGE AGREEMENT
outstanding options or warrants or other agreements with respect thereto except for the Intercreditor Agreement if in effect;

           (h) The Pledged Shares and the Pledged Partnership Units have been validly issued and are fully paid and nonassessable.

       5.  Further Assurances.  Pledgor agrees that at any time and from time to
           ------------------
time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and will take all further action, that may reasonably be necessary or desirable, or that Bank may reasonably request, in order to perfect and protect any rights of Bank under any pledge or security interest granted or purported to be granted hereby or to enable Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

       6.  Administration of Pledged Shares and Pledged Partnership Units.  In
           --------------------------------------------------------------
addition to any provisions of this Agreement which govern the administration of the Pledged Collateral generally, the following provisions shall govern the administration of the Pledged Shares and Pledged Partnership Units, subject to the Intercreditor Agreement if in effect:

           (a) Subject to the following provisions of this Paragraph 6, Pledgor irrevocably constitutes and appoints Bank, whether or not the Pledged Shares and Pledged Partnership Units have been transferred into the name of Bank, as Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if Pledgor were to do the same, to exercise any and all voting and other consensual rights pertaining to the Pledged Shares and Pledged Partnership Units, giving Bank full power of substitution and revocation. This irrevocable proxy shall terminate at such time as this Agreement is no longer in full force and effect and all Obligations are paid in full. The foregoing proxy is coupled with an interest sufficient in law to support an irrevocable power. Pledgor hereby revokes any proxy or proxies heretofore given to any person or persons and agree not to give any other proxies in derogation hereof until such time as this Agreement is no longer in full force and effect.

           (b) The foregoing irrevocable proxy shall be exercisable by Bank only upon the occurrence and continuation of an Event of Default under the Credit Agreement, the Mountaingate Note, any interest rate agreement secured hereby or event specified in Paragraph 11(a) below, and until such time:

                (i) Pledgor shall be entitled to exercise any and all voting and other rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the

                         PRICE TRUST PLEDGE AGREEMENT

          Credit Agreement, the Mountaingate Note, any interest rate agreement secured hereby or any document or instrument delivered or to be delivered pursuant to or in connection herewith or therewith;

                     (ii) Bank shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Paragraph (i) above.

                (c) Except as otherwise provided in this Agreement, Pledgor shall be entitled to receive all cash and non-cash dividends, distributions, redemptions, and other payments of any kind in respect of the Pledged Shares and the Pledged Partnership Units. After the occurrence and during the continuation of an Event of Default under the Credit Agreement, the Mountaingate Note, any interest rate agreement secured hereby or event specified in Paragraph 11(a) below, in the event that Pledgor, as owners of the Pledge Shares and Pledged Partnership Units, shall receive or shall become entitled to receive, any dividend, redemption payment or any other distribution whether in securities or property, then and in each case, Pledgor shall deliver to Bank and Bank shall be entitled to receive and retain all such distributions as part of the Pledged Collateral as security for the payment and performance of the Obligations. All dividends, redemption payments and other distributions which are received by Pledgor contrary to the provisions of this Paragraph 6 shall be received in trust for the benefit of Bank, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Bank as Pledged Collateral in the same form as so received (with any necessary endorsement).

          7.  Covenants of Pledgor. Pledgor hereby covenants and agrees, so long
              --------------------
as any amounts remain outstanding pursuant to the Credit Agreement, the Mountaingate Note or any interest rate agreement secured hereby, (a) to do all acts that may be necessary to maintain, preserve and protect any part of the Pledged Collateral required to be delivered prior to the delivery of such Pledged Collateral to Bank, (b) to pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting the Pledged Collateral, (c) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings deemed necessary or appropriate by Bank, in its reasonable judgment, to perfect, maintain and protect the security interest granted hereunder and the priority thereof, (d) to appear in and defend any action or proceeding which may have a material adverse effect on Pledgor's title to or Bank's interest in the Pledged Collateral, (e) to keep separate, accurate and

                         PRICE TRUST PLEDGE AGREEMENT

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

complete records of the Pledged Collateral and to provide Bank with such records or copies thereof and such other reports and information relating to the Pledged Collateral as Bank may reasonably request from time to time, (f) without the written approval of Bank, not to transfer any Pledged Shares or Pledged Partnership Units or proceeds thereof or otherwise surrender or lose possession of, sell, encumber or otherwise dispose of or transfer any Pledged Collateral or right or interest therein, and to keep the Pledged Collateral free of all liens (except for the security interests created hereby), and (g) after the occurrence and during the continuation of an Event of Default under the Credit Agreement, the Mountaingate Note, any interest rate agreement secured hereby, or event specified in Paragraph 11(a) below, to account fully for and promptly deliver to Bank, in the form received, all proceeds of the Pledged Collateral endorsed to Bank as appropriate, and until so delivered all proceeds shall be held by Pledgor in trust for Bank, separate from all other property of Pledgor and identified as the property of Bank.

       8.  Bank Appointed Attorney-in-Fact.
           -------------------------------

           (a) Pledgor hereby irrevocably appoints Bank as its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Bank's discretion to take any action and to execute any instrument which Bank may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation, to execute and file financing statements on Pledgor's behalf, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, which irrevocable appointment shall become and remain effective without further action upon the occurrence of an Event of Default and notice to Pledgor. Pledgor agrees to execute and deliver to Bank the Irrevocable Power of Attorney set forth as Exhibit A hereto.

           (b) Pledgor hereby irrevocably appoints Bank as its attorney-in-fact to do (but Bank shall not be obligated to and shall incur no liability to Pledgor or any third party for failure to do so), at any such time as there has occurred an Event of Default under the Credit Agreement, the Mountaingate Note, any interest rate agreement secured hereby, or an event specified in Paragraph 11(a) below, any act which Pledgor is obligated by this Agreement to do, and to exercise all Rights and powers as Pledgor might exercise with respect to the Pledged Collateral, including, without limitation, the right to (i) collect by legal proceedings or otherwise and endorse, and receive all dividends, distributions, interests, payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral; (ii) enter into any

                         PRICE TRUST PLEDGE AGREEMENT

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extension, reorganization, deposit, merger, reorganization (not including a reorganization pursuant to any filing for protection under applicable bankruptcy laws), consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral;
(iii) insure, process and preserve the Pledged Collateral; (iv) transfer the Pledged Collateral to Bank's own or its nominee's name; (v) make any compromise or settlement, and take any other action it deems advisable with respect to the Pledged Collateral to the extent permitted hereunder; and (vi) exercise any and all Rights. Pledgor agrees to reimburse Bank upon demand for any reasonable costs and expenses, including, without limitation, attorneys' fees (including, without limitation, the allocated cost of in-house counsel), Bank may incur while acting as Pledgor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations secured hereby. It is further agreed and understood between the parties hereto that such care as Bank gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Pledged Collateral when in Bank's possession; provided, however, that Bank shall not be required to make any presentment, demand or protests, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Pledged Collateral.

          9.  Bank May Perform.  If Pledgor fails to perform any agreement
              ----------------
contained herein, Bank may itself perform, or cause performance of, such agreement, and the reasonable expenses of Bank incurred in connection therewith shall be payable by Pledgor under Paragraph 14 below.

         10.  Preservation of Collateral.  Bank shall not have any
              --------------------------
responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledge Collateral, whether or not Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve such rights against any parties with respect to any Pledged Collateral.

         11.  Default and Remedies.  Subject to the Intercreditor Agreement if
              --------------------
in effect:

              (a) Upon the occurrence of any of the following: (i) Pledgor shall fail to pay any amounts payable by Pledgor pursuant to Paragraph 14 hereof; (ii) any representation or warranty of Pledgor contained herein shall be false or misleading in any material respect on or as of the date made; (iii) Pledgor shall fail to observe or perform any of the covenants or agreements contained in Paragraphs 7(a), (f), or (g) of this Agreement, (iv) Pledgor shall fail to observe or perform any

                         PRICE TRUST PLEDGE AGREEMENT
other covenant or agreement contained in this Agreement and such failure shall continue for a period of thirty (30) days after Bank shall have given written notice thereof to Pledgor, or (v) an Event of Default shall occur under (and as defined in) the Credit Agreement, the Mountaingate Note or any interest rate agreement secured hereby, then Bank may, at its option, and without notice (except as provided below) to or demand on Pledgor and in addition to all rights and remedies at law or in equity or otherwise, (A) foreclose or otherwise enforce Bank's security interest in the Pledged Collateral in any manner permitted by law, or provided for in this Agreement; (B) sell or otherwise dispose of the Pledged Collateral or a part thereof at one or more public or private sales at Bank's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Pledged Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Bank may determine in accordance with the applicable provisions of the Uniform Commercial Code in effect in any applicable jurisdiction; (C) require Pledgor to assemble the Pledged Collateral and/or books and records relating thereto and make such available to Bank at a place to be designated by Bank; (D) recover from Pledgor all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of in-house counsel), incurred or paid by Bank in exercising any right, power or remedy provided by this Agreement or by law; (E) enter onto property where any Pledged Collateral or books and records relating thereto are located and take possession thereof with or without judicial process; and (F) prior to the disposition of the Pledged Collateral, prepare it for disposition in any manner and to the extent Bank deems appropriate in its reasonable judgment. Notwithstanding any other provision herein to the contrary, Pledgor shall be given at least five (5) business days' prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Pledgor hereby agrees shall be deemed reasonable notice thereof. Upon any sale or other disposition pursuant to this Agreement, Bank shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral or the portion thereof so sold or disposed of. Each purchaser (including, without limitation, Bank, if applicable) at any such sale or other disposition shall hold the Pledged Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Pledgor and Pledgor specifically waives (to the fullest extent permitted by law), all rights of redemption, stay or appraisal which Pledgor has or may have under any rule of law or statute now existing or hereafter adopted.

                         PRICE TRUST PLEDGE AGREEMENT

        (b) Upon the occurrence of any event specified in Paragraph 11(a) above and notice to Pledgor, Bank is authorized to sell the Pledged Shares and Pledged Partnership Units and, at any such sale of any of the Pledged Shares and Pledged Partnership Units, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons or entities who (i) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Pledged Shares and Pledged Partnership Units; and (ii) satisfy the offeree and purchaser requirements for a valid private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and under Securities and Exchange Regulation D, or under any similar state or federal statute, rule or regulation. Pledgor agrees that disposition of the Pledged Shares and Pledged Partnership Units pursuant to any private sale made as provided above may be at prices and on other terms less favorable than if the Pledged Shares and Pledged Partnership Units were sold at public sale (provided that any sale to an affiliate of Bank shall be on terms no less favorable than the Bank would have obtained in a comparable arm's length transaction with a person not an affiliate), and that Bank has no obligation to delay the sale of any Pledged Shares and Pledged Partnership Units for the period of time necessary to permit the registration of the Pledged Shares and Pledged Partnership Units for public sale under the Act. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. In the event that Bank elects to sell the Pledged Shares and Pledged Partnership Units, or part of them, and there is a public market for the Pledged Shares and Pledged Partnership Units, in a public sale Pledgor shall use their best efforts to register and qualify the Pledged Shares and Pledged Partnership Units, or applicable parts thereof, under the Act and all state Blue Sky or securities laws required by the proposed terms of sale and all reasonable expenses thereof shall be payable by Pledgor, including, but not limited to, all costs of (x) registration or qualification of, under the Act or any state Blue Sky or securities laws or pursuant to any applicable rule or regulation issued pursuant thereto, any Pledged Shares and Pledged Partnership Units, and (y) sale of such Pledged Shares and Pledged Partnership Units including, but not limited to, reasonable brokers' or underwriters' commissions, fees or discounts, accounting and legal fees, costs of printing and other reasonable expenses of transfer and sale.

        (c) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority shall be necessary to effectuate any sale or other disposition of the Pledged Shares and Pledged Partnership Units, or any part thereof, Pledgor will execute such applications and other instruments as may be required in connection with securing

                         PRICE TRUST PLEDGE AGREEMENT
any such consent, approval or authorization, and will otherwise use its best efforts to secure the same. Notwithstanding anything to the contrary herein, nothing herein shall authorize or permit Bank to exercise any right or take any action, the exercise or taking of which requires the prior approval or consent of a governmental authority, until such consent or approval has been obtained.

             (d) Amounts received by Bank on account of the Obligations, any cash held by Bank as Pledged Collateral, and all cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral, upon the occurrence of an event specified in Paragraph 11(a) above, shall be promptly applied first to the payment of any
                                                 -----
amounts payable to Bank pursuant to Paragraph 14 hereof, next, to the payment
                                                         ----
in full of, first, accrued interest included in the Obligations, second, principal included in the Obligations, and third, all other amounts included in the Obligations, and finally, to the payment to the persons legally entitled
                     -------
thereto, any surplus remaining from such amounts received, cash or cash proceeds. Notwithstanding any payments made by or for the account of Pledgor pursuant to this Agreement Pledgor shall not be subrogated to any rights of Bank until such time as Bank shall have received payment of the full amount of all the Obligations and all obligations of Pledgor under this Agreement.

             (e) All of the rights and remedies of Bank contained in this Paragraph 11 shall be subject to the terms of the Certificate of Incorporation and By-laws of the REIT (as may be amended from time to time), the terms of the Partnership Agreement (as may be amended from time to time), and all applicable federal and state securities laws.

        12.  Waiver of Exhaustion of Collateral, etc. Pledgor waives, to the
             ---------------------------------------
fullest extent permitted by law, any right to require Bank to proceed against Pledgor or to proceed against or exhaust any collateral or security held by Bank pursuant to any other security agreements or to pursue any remedy in Bank's power.

        13.  Cumulative Rights. The rights, powers and remedies of Bank under
             -----------------
this Agreement shall be in addition to all rights, powers and remedies given to Bank by virtue of any statute of rule of law, any other security agreements or any other agreements, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in any order as Bank shall deem appropriate, without impairing Bank's security interest in the Pledged Collateral.

                         PRICE TRUST PLEDGE AGREEMENT

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

        14. Expenses. Pledgor will pay, upon demand, to Bank all reasonable
            --------
costs and expenses, including, without limitation, reasonable attorneys' fees (including, without limitation, the allocated cost of in-house counsel) incurred by Bank in connection with the exercise or enforcement of any of the rights of Bank hereunder, including without limitation the sale of, collection from, or other realization upon, any of the Pledged Collateral. All such costs and expenses shall be included in the obligations secured hereby.

        15. Amendments, Waivers. No amendment or waiver of any provision of this
            -------------------
Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Bank and, in the case of any amendment, Pledgor, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any forbearance, failure or delay by Bank in exercising, or the exercise or beginning of exercise by Bank of, any right, power or remedy shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of Bank shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Bank.

        16. Entire Agreement; Severability. This Agreement and any Intercreditor
            ------------------------------
Agreement if in effect contain the entire agreement between Bank and Pledgor concerning the subject matter hereof. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

        17. Arbitration. (a) Any controversy or claim between or among the
            -----------
parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or

                         PRICE TRUST PLEDGE AGREEMENT
claim to arbitration if any other party contests such action for judicial relief.

             (b) Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to Bank which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

             (c) A controversy or claim which is not submitted to arbitration as provided in subparagraph (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et seq. If such an election is made, the parties shall designate to the
    -- ---
court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

             (d) No provision of this Paragraph shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

        18. Addresses for Notices. All notices and other communications provided
            ---------------------
for hereunder to be effective shall be in writing or by telegraph, telecopier, overnight courier or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, when deposited in the mail, certified mail, return receipt requested, postage prepaid, three days after being so deposited or, in the case of telex or telecopy notice, when sent, addressed as follows, or to such other address as may be hereafter notified in writing by either of them to the other:

                         PRICE TRUST PLEDGE AGREEMENT

If to Pledgor:

                        David G. Price, as Trustee
                        c/o American Golf Corporation
                        1633 26th Street, 2nd Floor
                        Santa Monica, California  90404
                        Attn: Chief Financial Officer and
                              Legal Department

If to Bank:

                        Bank of America National Trust and
                        Savings Association
                        c/o Century City Regional Commercial Banking
                        Office #1417
                        2049 Century Park East, 2nd Floor
                        Los Angeles, California 90067
                        Attn: Sheryl Bond
                              Vice President

        19. Continuing Security Interests. This Agreement shall create a
            -----------------------------
continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon Pledgor, Pledgor's respective successors and assigns, to the benefit of Bank and its successors transferees and assignees. Subject to Paragraph 10.3 of the Credit Agreement, Bank may transfer its rights under this Agreement, including its rights to payment of the Obligations and its security interest herein, to any other person, whether such person is acting in a representative capacity or as owner of the Obligations. Upon the payment in full of the Obligations, Pledgor shall be entitled to the return, upon Pledgors' request of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

        20. Governing Law; Terms. This Agreement shall be governed by and
            --------------------
construed in accordance with the laws of the State of California. Unless otherwise defined herein or in the Credit Agreement, terms defined in Divisions 8 and 9 of the California Uniform Commercial Code are used herein as therein defined.

        21. Counterparts. This Agreement may be executed by one or more of the
            ------------
parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        23. Termination of Prior Pledge Agreement. Upon the effectiveness of
            -------------------------------------
this Agreement, the Pledge Agreement dated as of February 9, 1987, as amended, by and between David G. Price, as Trustee of the Price Revocable Trust Amendment in Entirety

                         PRICE TRUST PLEDGE AGREEMENT

Executed as of February 9, 1987, as Amended, and Bank shall be deemed terminated and of no further force or effect.

        24. Taking Direction. Upon the occurrence and during the continuance of
            ----------------
an Event of Default, Pledgor shall take such actions under the Partnership Agreement as may be directed by Bank. Such actions may include, without limitation, the Put or Exchange of all the Bank Pledged Partnership Collateral, subject only to those provisions of the Partnership Agreement that may limit the ability of Bank to Put or Exchange the Pledged Partnership Collateral.

        25. Payment of Put Proceeds. In the event of a Put of all or any portion
            ------------------------
of the Pledged Partnership Collateral, the REIT and the Partnership agree to pay the Put Amount directly to Bank in accordance with Bank's instructions.

        26. Consent to Security Interest. The Partnership acknowledges and
            -----------------------------
consents to granting to the Bank of a security interest in shares of the stock of the REIT and the Pledged Partnership Collateral, as applicable. The parties hereto acknowledge and confirm that Bank shall have the right as an Assignee under the Partnership Agreement to effect a Put or Exchange on its own behalf.

        27. Release of Collateral. Bank will release the Pledged Collateral as
            ----------------------
set forth in Paragraph 5.2 of the Credit Agreement.

        28. INTERCREDITOR AGREEMENT. THIS AGREEMENT IS, AT THE TIME OF
            ------------------------
EXECUTION, SUBJECT TO THE PROVISIONS OF A PLEDGE, COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF JULY 30, 1996, BY AND AMONG BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS COLLATERAL AGENT, THE PRICE REVOCABLE TRUST DATED FEBRUARY 9, 1987, AS AMENDED, DAVID G. PRICE AS SOLE TRUSTEE, AMERICAN GOLF CORPORATION, GOLF ENTERPRISES, INC., THE PURCHASERS REFERRED TO THEREIN AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (THE "PLEDGE AGREEMENT"). THE PLEDGE AGREEMENT GOVERNS THE TAKING OF REMEDIES AGAINST THE STOCK PLEDGED HEREBY AND THE ALLOCATION AND DISTRIBUTION OF ANY PROCEEDS OF SUCH STOCK. BANK, AND ANY ASSIGNEE OF BANK, BY ITS ACCEPTANCE HEREOF, SHALL AGREE TO BE BOUND BY THE PROVISIONS OF THE PLEDGE AGREEMENT AS IF IT WERE AN ORIGINAL SIGNATORY THERETO. A COPY OF THE PLEDGE AGREEMENT MAY BE OBTAINED FROM THE PRICE REVOCABLE TRUST, DAVID G. PRICE AS SOLE TRUSTEE, AMERICAN GOLF CORPORATION OR GOLF ENTERPRISES, INC. UPON REQUEST BY BANK OR ANY SUCH ASSIGNEE.

                         PRICE TRUST PLEDGE AGREEMENT

     IN WITNESS WHEREOF, Pledgor and Bank have causesd this Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

                                        BANK OF AMERICA NATIONAL
                                        TRUST AND SAVINGS ASSOCIATION


                                        By:  /s/ Sheryl Bond
                                           ---------------------------------
                                                 Sheryl Bond
                                                Vice President


                                             /s/ David G. Price
                                        ------------------------------------
                                        DAVID G. PRICE, TRUSTEE OF THE
                                        PRICE REVOCABLE TRUST AMENDMENT
                                        IN ENTIRETY, EXECUTED ON
                                        FEBRUARY 9, 1987, AS AMENDED


Consent and Acknowledgment,
including Section 25:

NATIONAL GOLF PROPERTIES, INC.


By: /s/ Edward R. Sause
   -------------------------------
Name:
Title:

NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

By: NATIONAL GOLF PROPERTIES, INC.
         General Partner


    By: /s/ Edward R. Sause
       ---------------------------
    Name:
    Title:

                         PRICE TRUST PLEDGE AGREEMENT

                                   EXHIBIT A
                                   ---------
                         IRREVOCABLE POWER OF ATTORNEY
                         -----------------------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Bank of America National Trust and Savings Association (the "Bank") the true and lawful agent and attorney-in-fact of the undersigned, with full power to appoint a substitute or substitutes to act hereunder, with respect to all matters arising in connection with the put, sale or exchange of (a) the shares of common stock of National Golf Properties, Inc. ("REIT") ("Common Stock") or
(b) the partnership units of National Golf Operating Partnership, L.P. a Delaware limited partnership (the "Partnership") ("Partnership Units") in each case which have been or will be pledged to the Bank as security, and the put, sale or exchange of any other securities received in any such exchange, including, without limitation, the sale of any and all shares of such Common Stock or Partnership Units in any offering of securities of the Company or the Partnership registered or to be registered under the Securities Act of 1933 pursuant to a registration statement filed with the Securities and Exchange Commission, with full power and authority to execute and deliver for and on behalf of the undersigned all such demands, notices, agreements, consents and documents in connection therewith as said agent and attorney-in-fact may deem advisable. The undersigned hereby gives to said agent and attorney-in-fact full power and authority to act in the premises, including, without limitation, the power of authority to apply the proceeds of any sale of such Common Stock, Partnership Units or other securities to reduce or satisfy any amounts outstanding on any obligation of the undersigned to the Bank, whether now existing or hereafter incurred and to reimburse the Bank for any expenses incurred in connection therewith or incurred in connection with acting for the undersigned under this power of attorney. The undersigned hereby ratifies and confirms all that said agent and attorney-in-fact or any substitute or substitutes, may do by virtue hereof.

     This power of attorney is granted to the Bank to enable it to take action to cause the sale on behalf of the undersigned of any or all of such Common Stock, Partnership Units or other securities, should the Bank deem such sale necessary to reduce or satisfy any amounts outstanding on any obligation of the undersigned to the Bank, after default thereon. Therefore, this power of attorney is irrevocable and may not be modified, terminated or rescinded without the written consent of the Bank for so long as any obligation of the undersigned to the Bank shall remain outstanding.

                         PRICE TRUST PLEDGE AGREEMENT

        WITNESS the due execution hereof at Los Angeles, California as of this ____ day of July, 1996.

                        _______________________________
                        DAVID G. PRICE, TRUSTEE OF THE
                        PRICE REVOCABLE TRUST AMENDMENT
                        IN ENTIRETY, EXECUTED ON
                        FEBRUARY 9, 1987, AS AMENDED

        Sworn to before me this _____ day of July, 1996,


                        _______________________________
                                Notary Public


                         PRICE TRUST PLEDGE AGREEMENT

                                  SCHEDULE I
                                  ----------

        Attached to and forming a part of that certain Pledge Agreement dated as of July 30, 1996 by and between Bank of America National Trust and Savings Association and David G. Price, Trustee of the Price Revocable Trust Amendment in Entirety, executed on February 9, 1987, as amended.

                           Schedule of Pledged Stock
                   Issued by National Golf Properties, Inc.
                   ----------------------------------------

                    Stock
  Class         Certi - Par Value        No. of
of Stock            No.(s)              (if any)        Shares
--------        -----------------       --------        ------
 Common              SD30534              $0.01         673,475


                     Schedule of Pledged Partnership Units
              Issued by National Golf Operating Partnership, L.P.
              ---------------------------------------------------

        Class                   Unit Certificate                No. of
      of Units                        No.(s)                     Units
      --------                  -----------------               ------

       Limited                          55                      879,320
       Limited                          56                      155,280
                                                                -------
        Total                                                 1,034,600



                          PRICE TRUST PLEDGE AGREEMENT

                                  SCHEDULE II
                                  -----------

                            IRREVOCABLE ASSIGNMENT
                           SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, the undersigned does hereby sell, assign, and transfer to
             ----------------------------------------------------------------
[shares] [partnership units] of
                                 --------------------------------------------,
represented by Certificate No.        , standing in the name of the undersigned
                               -------
on the books of                                      .
                -------------------------------------

        The undersigned does hereby irrevocably constitute and appoint

------------------------------------------------- as its attorney-in-fact to
transfer the said                               on the books of
                  -----------------------------                 -------------,
with full power of substitution in the premises.




Dated:
       ---------------------------


                                        -----------------------------------



                         PRICE TRUST PLEDGE AGREEMENT

                                     - 1 -